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                                                                       EXHIBIT 5

                         [LATHAM & WATKINS LETTERHEAD]


                                November 4, 1998


Tegal Corporation
2201 S. McDowell Boulevard
P.O. Box 6020
Petaluma, CA 94955-6020

                  Re:  Tegal Corporation
                       600,000 shares of Common Stock, par value $0.01 per share
                       ---------------------------------------------------------

Ladies/Gentlemen:

                  In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 600,000 shares (the "Shares") of common stock, par value $0.01 per share, of Tegal Corporation (the "Company") issuable under the Tegal Corporation 1998 Equity Participation Plan (the "1998 Equity Plan") by the Company on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on November 4, 1998 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.


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Tegal Corporation
November 4, 1998
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                  We are opining herein as to the effect on the subject
transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

                  Subject to the foregoing, it is our opinion that the Shares to be issued under the 1998 Equity Plan have been duly authorized, and upon the issuance and delivery of the Shares in the manner contemplated by the 1998 Equity Plan, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the 1998 Equity Plan, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ Latham & Watkins